Exhibit 99.1

Benefitfocus Announces Appointment of New Director to its Board

Enters into Cooperation Agreement with Indaba Capital Management

CHARLESTON, S.C., — April 4, 2022 — Benefitfocus, Inc. (NASDAQ: BNFT) (“Benefitfocus” or the “Company”), today announced that it has entered into a cooperation agreement with Indaba Capital Management, L.P. (“Indaba”), which owns approximately 11.8% of the Company’s outstanding shares, making it one of the Company’s largest common stockholders.

Under the terms of the agreement, Benefitfocus has appointed Alexander Lerner, Investment Partner at Indaba, to the Board of Directors, effective immediately, and agreed to include Mr. Lerner on its recommended slate of nominees for election at the Company’s 2022 Annual Meeting of Stockholders. Mr. Lerner will serve as Co-Chair of each of the Board’s Nominating and Governance committee and Strategy and Finance committee. The agreement includes provisions regarding voting, standstill restrictions and other matters.

Separately, Director Francis J. Pelzer V has decided to retire from his position on the Board, effective immediately. The Company previously disclosed Mr. Pelzer’s intentions to step down from the Board. Following the addition of Mr. Lerner and the departure of Mr. Pelzer, the size of the Benefitfocus Board will remain at nine directors.

Independent Chair of the Benefitfocus Board, Doug Dennerline, said, “We welcome Alex to our Board and look forward to his insights and perspectives as we continue to focus on maximizing stockholder value.” Dennerline added, “We are grateful for Frank’s significant contributions as a director since 2013. We wish him well in his future endeavors.”

“Benefitfocus is a strong company with premier software solutions for benefits administration,” said Mr. Lerner. “I look forward to working closely with management, the Board committees on which I’m serving, and the full Board toward our shared goals of creating value for all Benefitfocus’ stockholders.”

Mr. Lerner is currently an Investment Partner at Indaba. Mr. Lerner joined Indaba in 2010, and following his graduation from business school in 2014, rejoined Indaba and was elected to Partner in 2016. Prior to Indaba, Mr. Lerner was an analyst in the Mergers & Acquisitions Group at Lazard Ltd. Mr. Lerner has an M.B.A. and B.A. from Stanford University.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our need to achieve consistent GAAP profitability; fluctuations in our financial results; our ability to compete effectively and implement our growth strategy; market developments and opportunities; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and war in Ukraine; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Media Relations:

Ana Perez

843-981-8898

pr@benefitfocus.com

Investor Relations:

Doug Kuckelman

843-790-7460

ir@benefitfocus.com